UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(212) 843-1601

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2017, the Board of Directors of Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), adopted a third amendment and restatement of the Bylaws of the Company (the “Bylaws”). The Bylaws were effective immediately and include, among other things, the following changes:

•	providing procedures relating to a special meeting requested by stockholders;

•	providing for disclosure requirements for notices of director nominations and stockholder proposals;

•	providing the Company with explicit authority to postpone, reschedule, adjourn or cancel a stockholder meeting; and

•	designating the Circuit Court for Baltimore City, Maryland (or if such court lacks jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum.

The foregoing description of the Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Third Amended and Restated Bylaws of Bluerock Residential Growth REIT, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Date: May 9, 2017	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

EXHIBIT INDEX

3.1	Third Amended and Restated Bylaws of Bluerock Residential Growth REIT, Inc.